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                                  Exhibit 5.1

                 [Letterhead of Mitsui, Yasuda, Wani & Maeda]



                                                                 March 26, 2001

Trend Micro Incorporated
Odakyu Southern Tower, 10F
2-1, Yoyogi 2-chome
Shibuya-ku, Tokyo 151-8583, Japan


Re: Trend Micro Incorporated Incentive Plan
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Dear Sirs:

       We have acted as legal advisors as to matters of Japanese law to Trend Micro Incorporated (the "Company") in connection with its registration statement on Form S-8 (the "Registration Statement") to register under the United States Securities Act of 1933, as amended (the "Securities Act"), 23,438 shares of the common stock of the Company, par value (Yen)50 (the "Shares"), issuable pursuant to the "TREND MICRO INCORPORATED 1999 INCENTIVE PLAN" and 95,160 Shares issuable to directors and employees of a U.S. subsidiary of the Company pursuant to the "TREND MICRO INCORPORATED 2000 INCENTIVE PLAN" (together, the "Plans"), plus such indeterminate number of additional Shares as may be offered and issued to prevent dilution resulting from stock splits or similar transactions.

We have examined:

1. The "TREND MICRO INCORPORATED 1999 INCENTIVE PLAN" and the "TREND MICRO INCORPORATED 2000 INCENTIVE PLAN";

2. The Articles of Incorporation, the Regulations of the Board of Directors and the Share Handling Regulations of the Company, as amended;

3.     A certified copy of the commercial register of the Company;

4. Certified copies of the minutes of the meetings of the Board of Directors of the Company dated June 29, 1999, July 7, 1999, June 1, 2000 and June 8, 2000, respectively, with respect to the approval of the issuance of the warrants under the Plans;
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5.     The Company's post-effective amendment No. 1 on Form F-3 to its registration statement on Form F-1 on Form F-3 (File: 333-10568), filed on August 10, 2000 with the United States Securities Exchange Commission ("SEC") pursuant to the Securities Act;

6. The Company's Annual Report on Form 20-F for the fiscal year ended December 31, 1999, filed with the SEC pursuant to the United States Securities Exchange Act of 1934, as amended; and

7. The Company's draft Registration Statement to be filed with the SEC in connection with issuance of Shares pursuant to the Plans.

       We have also examined such certificates and corporate and other records and documents of the Company and such other matters, documents and records, and considered such questions of law, as we have deemed necessary or appropriate for the purpose of rendering the opinion hereinafter set forth.

       In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon certificates and statements of appropriate representatives of the Company.

       In such examination, we have assumed that the above documents were, where appropriate, executed in the form of the copies examined by us.

       We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Japan. This opinion is to be governed by and construed in accordance with the laws of Japan and is limited to and is given on the basis of the current law and practice in Japan.

       Having regard to all such documents and to the laws of Japan presently in force, to the extent that they are applicable, and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that:

(i) The Company has been incorporated and is validly existing as a joint stock company under the laws of Japan.

(ii) The Shares deliverable pursuant to the Plans have been duly authorized by the Company and, when and to the extent issued pursuant to the Plans upon receipt by the Company of adequate consideration therefor, will be validly issued, fully paid and non-assessable.

       We consent to the use of this opinion as Exhibit 5.1 of the Registration Statement.

                                        Yours very truly,



                                        /s/ Mitsui, Yasuda, Wani & Maeda